Exhibit 99.1

News Release
For Immediate Release

TearLab Corporation Reports Q3-15 Financial Results

- Announces CEO Succession Plan -

San Diego, CA —November 5, 2015— TearLab Corporation (NASDAQ:TEAR; TSX:TLB) (“TearLab” or the “Company”) today reported its consolidated financial results for the third quarter ended September 30, 2015. All dollar amounts are expressed in U.S. currency and results are reported in accordance with United States generally accepted accounting principles.

For the three months ended September 30, 2015, TearLab’s net revenues were $6.6 million, up 27% from $5.2 million for the same period in 2014. A net total of 228 TearLab systems were added in the third quarter, of which 239 were under the Company’s new Flex program and 68 were purchased outside of the U.S., offset partially by a reduction in the number of the Company’s Use contracts.

“We delivered a strong growth quarter both sequentially and compared to the prior year by expanding our device base and continuing to establish the clinical value of osmolarity,” commented Elias Vamvakas, TearLab’s Chief Executive Officer.

The following table sets out the annualized revenue per U.S. device and account analysis for the third quarter ended September 30, 2015:

	Active	Active	Annualized Revenues	Annualized Revenues
Program	Devices	Accounts	Per Device	Per Account
Purchased	268	228	$1,171	$1,377
Use	438	429	$8,074	$8,244
Masters	1,725	237	$4,390	$31,955
Flex	1,346	601	$8,727	$19,545
Total:	3,777	1,495

The Company’s net loss for the three months ended September 30, 2015 was approximately $8.1 million, or $0.24 per share on a non-diluted basis. The Company’s net loss for the three months ended September 30, 2014 was $5.8 million, or $0.17 per share on a non-diluted basis. This included approximately $0.3 million in non-cash income related to the revaluation of warrants issued in June 2011.

TearLab also announced that its President and Chief Operating Officer, Seph Jensen, will succeed Mr. Vamvakas as Chief Executive Officer, effective January 1, 2016. At that time, Mr. Vamvakas will become Executive Chairman of the Company, continuing to be active with the business by providing counsel and support to Mr. Jensen, particularly in the areas of corporate strategy and finance, and leading the Company’s Board of Directors.

“My objectives when I joined TearLab several years ago were to build a recognized leader in the Dry Eye market and a world class management team. Seph has been integral in achieving both, and I look forward to supporting him through this well-planned transition and as he leads the Company into the future,” said Mr. Vamvakas.

Mr. Jensen is an accomplished executive with extensive experience in sales and marketing, operations and general management in the global ophthalmic industry. He joined TearLab in October 2013 from Alcon Laboratories Inc. (“Alcon”), where he worked for 17 years in progressive positions that included the management of Alcon’s surgical equipment portfolio in the United States, its surgical retina equipment portfolio globally, and the marketing of its pharmaceutical products in Japan, among other prominent commercial assignments.

“I am honored and excited to build on the strong foundation that Elias has established at TearLab,” said Mr. Jensen. “Thanks in large part to his strategic vision and unwavering commitment to building a unique and powerful partnership within the eye care community, I believe TearLab is very well positioned for the future. Moving forward, we will continue to pursue aggressive growth and sustain our momentum as a leader in the diagnosis and management of Dry Eye Disease, while working to deliver financial performance that our stakeholders expect and deserve.”

Conference Call and Webcast Information

TearLab will hold a conference call to discuss these results today, November 5, 2015, at 4:30 p.m. Eastern Time at 877-303-1593. The call will also be broadcast live and archived on TearLab’s website at www.tearlab.com under the “webcasts” link in the Investor Relations section. For those wishing to listen to a recording of the call via telephone, a replay will be made available as soon as possible after the conclusion of the live call and will remain posted for a period of seven days. To listen to the recording, simply telephone (Toll free) 855-859-2056 or (Toll) 404-537-3406 and enter reservation # 56979750 when prompted.

About TearLab Corporation

TearLab Corporation (www.tearlab.com) develops and markets lab-on-a-chip technologies that enable eye care practitioners to improve standard of care by objectively and quantitatively testing for disease markers in tears at the point-of-care. The TearLab Osmolarity® Test, for diagnosing Dry Eye Disease, is the first assay developed for the award-winning TearLab Osmolarity System. TearLab Corporation’s common shares trade on the NASDAQ Capital Market under the symbol ‘TEAR’ and on the Toronto Stock Exchange under the symbol ‘TLB’.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements include, among others, statements concerning our future financial and operational performance, opportunities associated with new program offerings, accessing future capital, plans with respect to our marketing strategy and changes in management. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties. Many factors, risks and uncertainties may cause our actual results to differ materially from forward-looking statements, including the factors, risks, and uncertainties detailed in our filings with the Securities and Exchange Commission and Canadian securities regulatory authorities, including but not limited to our Annual Report on Form 10-K for the year ended December 31, 2014, filed with the SEC on March 13, 2015, and our Quarterly Report on Form 10-Q for the quarter ended September 30, 2015, which TearLab expects to file with the SEC in November 2015. We do not undertake to update any forward-looking statements except as required by law.

CONTACTS:

Investors:

Stephen Kilmer

(647) 872-4849

skilmer@tearlab.com

TearLab Corp.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(expressed in U.S. dollars 000’s except number of shares and loss per share)

(Unaudited)

	Three months ended
	September 30,
	2015	2014

Product sales	$5,522	$4,245
Reader equipment rentals	1,090	967
Revenue	6,612	5,212
Costs and operating expenses
Cost of goods sold (excluding amortization of intangible assets	2,827	2,377
Cost of goods sold – reader equipment depreciation	467	349
General and administrative	4,094	3,485
Clinical , regulatory and research & development	1,796	586
Sales and marketing	4,589	4,147
Amortization of intangible assets	382	382
Total operating expenses	14,155	11,326
Loss from operations	(7,543)	(6,114)
Other income (expense)	(521)	329
Net loss and comprehensive loss	$(8,064)	$(5,785)
Weighted average shares outstanding - basic	33,728,931	33,588,734
Loss per share – basic	$(0.24)	$(0.17)
Weighted average shares outstanding - diluted	33,774,324	33,711,814
Loss per share – diluted	$(0.24)	$(0.18)

TearLab Corp.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(expressed in U.S. dollars 000’s except number of shares and loss per share)

(Unaudited)

	Nine months ended
	September 30,
	2015	2014

Product sales	$14,534	$11,757
Reader equipment rentals	3,830	2,665
Revenue	18,364	14,422
Costs and operating expenses
Cost of goods sold (excluding amortization of intangible assets)	8,073	6,433
Cost of goods sold – reader equipment depreciation	1,216	958
General and administrative	11,403	10,203
Clinical , regulatory and research & development	4,911	1,768
Sales and marketing	14,932	11,900
Amortization of intangible assets	1,145	1,080
Total operating expenses	41,680	32,342
Loss from operations	(23,316)	(17,920)
Other income (expense)	(987)	1,138
Net loss and comprehensive loss	$(24,303)	$(16,782)
Weighted average shares outstanding - basic	33,676,917	33,574,846
Loss per share – basic	$(0.72)	$(0.50)
Weighted average shares outstanding - diluted	33,723,678	33,725,555
Loss per share – diluted	$(0.72)	$(0.53)

TearLab Corp.

CONSOLIDATED BALANCE SHEETS

(expressed in U.S. dollars 000’s except number of shares)

(Unaudited)

	September 30, 2015	December 31, 2014

ASSETS
Current assets
Cash and cash equivalents	$10,594	$16,338
Accounts receivable, net	2,351	2,480
Inventory, net	4,047	2,986
Prepaid expenses and other current assets	946	890
Total current assets	17,938	22,694

Fixed assets, net	5,602	4,504
Patents and trademarks, net	59	80
Intangible assets, net	2,451	3,596
Other non-current assets	183	157
Total assets	$26,233	$31,031

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable	$3,140	$2,202
Accrued liabilities	4,112	3,765
Deferred rent and revenue	123	174
Obligations under warrants	123	256
Total current liabilities	7,498	6,397
Long-term debt	14,988	—
Total liabilities	22,486	6,397

Exchange right	250	250

Stockholders’ equity
Capital stock
Preferred Stock, $0.001 par value, 10,000,000 authorized none outstanding	—	—
Common stock, $0.001 par value, 65,000,000 authorized, 33,760,904 issued and outstanding at September 30, 2015 and 65,000,000 authorized, 33,641,302 issued and outstanding at December 31, 2014	34	34
Additional paid-in capital	487,325	483,909
Accumulated deficit	(483,862)	(459,559)
Total stockholders’ equity	3,497	24,384
Total liabilities and stockholders’ equity	$26,233	$31,031